OPTION SURRENDER AGREEMENT
TO:    AMERICAN SUPERCONDUCTOR CORPORATION (THE “COMPANY”)
RE:    SURRENDER OF OPTIONS
The undersigned holder of stock options (the “Company Options”) to acquire shares of common stock of the Company, par value $0.01, granted pursuant to the 2007 Stock Incentive Plan, as amended (the “Plan”), agrees to surrender to the Company each Company Option set forth on Exhibit A hereto (the “Surrendered Options”) in order to allow the Company to allocate the shares underlying the Surrendered Options to other Company employees. The undersigned acknowledges that the surrender of the Surrendered Options shall be without any expectation of the undersigned to receive, and without imposing any obligation on the Company to pay or grant, any cash, equity awards or other consideration presently or in the future in connection with the surrender of the Surrendered Options.
Therefore, without requiring any further action on the part of the undersigned, and notwithstanding any terms of the grant agreement(s) evidencing the Surrendered Options (the “Grant Agreement”) to the contrary, the undersigned hereby irrevocably elects to surrender the Surrendered Options immediately upon the execution of this agreement by the undersigned.
In connection with the surrender of the Surrendered Options, the undersigned represents and warrants to the Company that (a) he or she is the beneficial and registered owner of the Surrendered Options, which are free and clear of all liens, charges, encumbrances and any other rights of others; (b) he or she has good and sufficient power, authority and right to enter into and deliver this agreement and to transfer the legal and beneficial title and ownership of the Surrendered Options to the Company, free and clear of all liens, charges and encumbrances; (c) he or she has duly executed and delivered this agreement and it constitutes a valid and legally binding obligation on him or her, enforceable against him or her in accordance with its terms; and (d) there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon him or her to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Surrendered Options other than pursuant to the terms of this agreement.
In the event of a conflict between the terms of this agreement and the Plan or the applicable Grant Agreement, the provisions of this agreement shall control.
The undersigned acknowledges that he or she has read this agreement, understands it and voluntarily accepts its terms. The undersigned further acknowledges that this agreement is executed voluntarily and without any duress or undue influence on the part of or on behalf of the Company.
This agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles. This agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures affixed thereto were upon the same instrument.
This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.
DATED as of the ______ day of ______________, 201_.

By:
[Name of Option Holder]

Accepted by the Company on this day of _________, 201_.
AMERICAN SUPERCONDUCTOR CORPORATION
By: ________________________________________
John R. Samia
Vice President and
General Counsel

EXHIBIT A
SURRENDERED OPTIONS

Date of Grant    Number     Exercise Price

3